UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

451 Creamery Way

Exton, Pennsylvania 19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

_______________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 3, 2008, the Company’s chief financial officer, E. Lynn Wilkinson, announced his retirement effective May, 16, 2008. Upon Mr. Wilkinson’s departure, Paul J. Kane, the Company’s controller and principal accounting officer will assume the position of the Company’s chief financial officer. Mr. Kane, age 40, has been employed by the Company since September 2005, serving as controller since that date, and as principal accounting officer since August 2007. Prior to joining the Company, Mr. Kane was the Assistant Controller at US Vision, Inc., a retail company for three years, Senior Financial Analyst at Foamex International, a manufacturing and distribution company for three years, and a Senior Accounting Consultant with Ernst & Young LLP. He has been a certified public accountant since 1996. There is no employment agreement between Mr. Kane and the Company.

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC.

(Registrant)

Date: April 4, 2008	By: /s/ E. Lynn Wilkinson
__________________________________
E. Lynn Wilkinson
Chief Financial Officer

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